UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hubilu Venture Corporation

(Exact name of registrant as specified in its charter)

Delaware	47-4432387
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

205 South Beverly Drive, Suite 205, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333204347 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to Hubilu Venture Corporation’s (the “Registrant”) Common Stock, par value $0.001, in the prospectus included in the Registrant’s Registration Statement on Form S-1, as amended, initially filed on on May 21, 2015, as subsequently amended, and filed with the Securities and Exchange Commission (the “Commission”), under File No. 333-204347, is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

3.1 Certificate of Incorporation of Registrant filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended, declared effective on October 27, 2015, and incorporated herein by reference.

3.1.a Certificate of Correction of Certificate of Incorporation of Registrant filed as Exhibit 3.1a to the Registration Statement on Form S-1, as amended, declared effective on October 27, 2015, and incorporated herein by reference.

3.2 Bylaws of Registrant filed as Exhibit 3.2 to the Registration Statement, as amended, declared effective on October 27, 2015, and incorporated herein by reference.

3.3 Specimen Stock Certificate of Registrant filed as Exhibit 3.3 hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned on the 21st day of April, 2016.

HUBILU VENTURE CORPORATION

By:	/s/ David Behrend
Name:	David Behrend
Title:	Chief Executive Officer